Exhibit 99.1
                                      FNFG
                                      ----
                       First Niagara Financial Group, Inc.
                       -----------------------------------

November 6, 2000
----------------

       First Niagara Financial Group, Inc. Completes Acquisition of Iroquois
       ---------------------------------------------------------------------
                                Bancorp, Inc.
                                 ------------

Cayuga Bank Now A Wholly-Owned Subsidiary of First Niagara

First Niagara Financial Group, Inc. (NASDAQ: FNFG) announced today that it has completed its previously announced acquisition of Iroquois Bancorp, Inc. (NASDAQ: IROQ).

First Niagara Financial Group, Inc. acquired all outstanding shares of Iroquois Bancorp, Inc., the holding company for Cayuga Bank and The Homestead Savings
(FA). Cayuga Bank will retain its name and operate as a subsidiary of First Niagara Financial Group, Inc. The Homestead Savings is being merged into Cayuga Bank with its five locations becoming Cayuga Bank branches.

The transaction is consistent with First Niagara Financial Group's objective to become the premier provider of community banking financial services through a community bank holding company structure. The acquisition also complements the group's recently completed Cortland Savings Bank acquisition, giving First Niagara a considerable presence in Central New York, with 14 branch offices and three loan production offices.

"Expanding and diversifying our business will go a long way toward creating significant long-term value for all of our shareholders, strengthening our competitive position and improving our current and future earnings. Enhancing the strategic and operational value of our company will enable us to do more for our shareholders, customers, employees and the communities we serve," said First Niagara Financial Group President and CEO William E. Swan.

Cayuga Bank will maintain its identity and local focus while tapping into the resources of a diverse strategic partner. This approach results in a stronger, locally focused organization that will continue to serve its own community. Further, customers will benefit from an expanded product line including Internet banking, personal and commercial insurance and lease financing, combined with a continued commitment to a high level of personal service.

David J. Nasca will serve as Cayuga Bank's president & CEO following the acquisition. Nasca previously served as First Niagara's senior vice president and treasurer.

Including this transaction, First Niagara Financial Group, Inc. is a $2.6 billion multi-community bank holding company based in the Buffalo, New York suburb of Lockport. The company is the parent of First Niagara Bank, Cortland Savings Bank and, now, Cayuga Bank, and operates under a philosophy that includes a commitment to customer service and to the communities it serves.

First Niagara Financial Group serves the Western and Central New York regions of New York State with a total of 36 banking offices, four loan production offices, 55 ATMs and a telephone banking center. While the company's primary market areas are in New York State, the company does serve markets across the United States through First Niagara Bank subsidiaries, Empire National Leasing, Inc., Niagara Investment Advisors, Inc. and NOVA Healthcare Administrators, Inc. The group and its subsidiaries employ more than 1,000 people.

Corporation Information
-----------------------

First Niagara Financial Group, Inc.
6950 South Transit Road
P.O. Box 514
Lockport, NY  14095-0514

Press releases are being distributed by Business Wire and can be found on the Internet as well as appropriate trade media and financial disclosure circuits. News and other information about the Corporation are available on the Internet at the Corporation's website, http://www.first-niagara.com. For additional information about First Niagara Financial Group, Inc. please contact:

Investor Relations
Ann M. Segarra
Vice President - Finance and Investor Relations
(716)625-7509
ann.segarra@firstniagarabank.com

Media Relations
Leslie G. Garrity
Banking Officer - Public Relations Manager
(716)625-7528
leslie.garrity@firstniagarabank.com

Exhibit 99.4

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                               AND SUBSIDIARIES

            Proforma Condensed Consolidated Statement of Condition
                                  (unaudited)
                                (in thousands)

                                               As of September 30, 2000
                                                       Historical
                                          ----------------------------------------
                                               First
                                              Niagara                Iroquois
                                             Financial               Bancorp,               Proforma               Proforma
                                          Group, Inc. (1)              Inc.                Adjustments             Combined
                                          -----------------       ----------------       ----------------       ----------------
Assets
    Cash and cash equivalents             $    27,069                 13,912                 (7,616)     (2)           33,365
    Securities available for sale             479,980                114,396                (57,556)     (2)          536,820
    Loans, net                              1,364,937                453,513                 (2,925)     (3)        1,815,525
    Goodwill                                   44,316                  1,160                 42,706      (4)           88,182
    Other Assets                              124,654                 29,009                    187                   153,850
                                          -----------            -----------            -----------               -----------
                                          $ 2,040,956                611,990                (25,204)                2,627,742
                                          ===========            ===========            ===========               ===========

Liabilities and Stockholders' Equity
    Deposits                              $ 1,427,304                469,964                      -                 1,897,268
    Borrowings                                331,929                 92,670                 15,793 (2 x 5)           440,392
    Other liabilities                          45,702                  8,359                      -                    54,061
                                          -----------            -----------            -----------               -----------
                                            1,804,935                570,993                 15,793                 2,391,721
                                          -----------            -----------            -----------               -----------
    Stockholders' equity                      236,021                 40,997                (40,997)                  236,021
                                          -----------            -----------            -----------               -----------
                                          $ 2,040,956                611,990                (25,204)                2,627,742
                                          ===========            ===========            ===========               ===========

See accompanying notes to the proforma condensed consolidated statement of condition.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES

              Proforma Condensed Consolidated Statements of Income
                                   (unaudited)
                                 (in thousands)

                                               For the Nine Months Ended September 30, 2000
                                                                 Historical
                                               --------------------------------------------
                                                   First
                                                  Niagara        Iroquois           Other
                                                 Financial       Bancorp,         Consummated      Proforma         Proforma
                                                Group, Inc.      Inc. (1)        Purchases (2)    Adjustments       Combined
                                               -------------   -------------   ---------------  ---------------   -------------
Net interest income                           $    42,783         14,469            4,856            (3,922)   (3)     58,186
Provision for credit losses                         1,515          1,017                -                 -             2,532
                                               -------------   -------------   ---------------  ---------------   -------------
     Net interest income after provision           41,268         13,452            4,856            (3,922)           55,654
Noninterest income                                 24,512          3,033              672                 -            28,217
Noninterest expenses                               43,181         11,792            4,381               884    (4)     60,238
                                               -------------   -------------   ---------------  ---------------   -------------
     Income before income taxes                    22,599          4,693            1,147            (4,806)           23,633
Income taxes                                        7,964          1,406              930            (1,500)   (5)      8,800
                                               -------------   -------------   ---------------  ---------------   -------------
     Net income                               $    14,635          3,287              217            (3,306)           14,833
                                               =============   =============   ===============  ===============   =============
Earnings per common share
   Basic and diluted                          $      0.59                                                                0.60

                                                  For the Year Ended December 31, 1999
                                                               Historical
                                            ----------------------------------------------
                                               First
                                              Niagara         Iroquois          Other
                                             Financial         Bancorp,      Consummated        Proforma          Proforma
                                            Group, Inc.         Inc.  (1)     Purchases (2)    Adjustments        Combined
                                            ----------        --------       -----------       -----------        --------
Net interest income                         $  50,754           20,131          13,916            (7,437)   (3)    77,364
Provision for credit losses                     2,466            1,509             184                 -            4,159
                                            ----------       ----------      -----------       -----------       ---------
     Net interest income after provision       48,288           18,622          13,732            (7,437)          73,205
Noninterest income                             27,688            3,826           2,134                 -           33,648
Noninterest expenses                           47,643           15,347          10,240             3,401    (6)    76,631
                                            ----------       ----------      -----------       -----------       ---------
     Income before income taxes                28,333            7,101           5,626           (10,838)          30,222
Income taxes                                    9,893            2,182           2,507            (2,950)   (5)    11,632
                                            ----------       ----------      -----------       -----------       ---------
     Net income                             $  18,440            4,919           3,119            (7,888)          18,590
                                            ==========       ==========      ===========       ===========       =========
Earnings per common share
   Basic and diluted                        $    0.69                                                                0.70


See accompanying notes to the proforma condensed consolidated statements of income.

                                NOTES TO PROFORMA
                  CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                                   (UNAUDITED)

Adjustments used in the preparation of the unaudited proforma condensed consolidated statement of condition are as follows:

1. Represents First Niagara Financial Group, Inc., as reported, inclusive of the previously consummated purchases of Albion Banc Corp., Inc. and CNY Financial, Inc. which closed on March 24, 2000 and July 7, 2000, respectively.

2. Adjustment to record the payment of the purchase price of $81.2 million, net of proceeds received from the sale of approximately $57.6 million of available for sale securities and $16.0 million of short-term borrowings.

3.   Adjustment to record acquired loans at estimated fair value.

4.   Adjustment to record goodwill.

5. Adjustment to record the proceeds received on $16.0 million of short-term borrowings net of other purchase accounting adjustments.

                                NOTES TO PROFORMA
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

Adjustments used in the preparation of the unaudited proforma condensed consolidated statements of income:

1. Represents the historical operating results of Iroquois Bancorp, Inc. for the nine and twelve month periods ended September 30, 2000 and December 31, 1999, respectively. First Niagara Financial Group, Inc. consummated the purchase on November 3, 2000.

2. Represents the historical proforma operating results of Albion Banc Corp, Inc. and CNY Financial, Inc. prior to their date of acquisition by First Niagara Financial Group, Inc. on March 24, 2000 and July 7, 2000 respectively.

3. Adjustment to reflect the decrease in earnings on available for sale securities sold to fund the Iroquois Bancorp, Inc. and CNY Financial, Inc. transactions, interest expense related to the $16.0 million of borrowed funds, and the effect of amortization of purchase accounting adjustments.

4. $2.2 million of amortization of goodwill amortized over fifteen and twenty year periods on a straight-line basis, net of $1.3 million nonrecurring acquisition costs relating to the Albion Banc Corp, Inc. acquisition.

5. Net income tax benefit on proforma adjustments (net of nondeductible amortization and merger related expenses) at 35%.

6. $3.6 million of amortization of goodwill amortized over fifteen and twenty year periods on a straight-line basis, net of the effect of other purchase accounting adjustments.